Exhibit B-32(a)

                CERTIFICATE OF INCORPORATION

                             OF

           ENTERGY POWER GAS HOLDINGS CORPORATION


     THE UNDERSIGNED, in order to form a corporation for the

purposes  hereinafter  stated, under  and  pursuant  to  the provisions  of the General Corporation Law of the  State  of

Delaware does hereby certify as follows:



     FIRST:   The  name of the Corporation is Entergy  Power

Gas Holdings Corporation.

     SECOND:  The registered office of the Corporation is to

be located at 1209 Orange Street, in the City of Wilmington,

in  the County of New Castle, in the State of Delaware.  The

name  of  its  registered  agent  at  that  address  is  The

Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage  in

any  lawful act or activity for which a corporation  may  be organized  under the General Corporation Law of Delaware  as presently in effect or as may hereafter be amended.

     FOURTH:   The  total number of shares of capital  stock

which the Corporation is authorized to issue is 1,000 shares of  capital  stock having One Dollar ($1.00) par  value  per share  and of one class; such class is hereby designated  as common stock.

     FIFTH:  No stockholder shall be entitled as a matter of

right  to  subscribe for, purchase or receive any shares  of the  stock or any rights or options of the Corporation which it  may  issue or sell, whether out of the number of  shares authorized  by  this  Certificate  of  Incorporation  or  by amendment thereof or out of the shares of the stock  of  the

Corporation  acquired by it after the issuance thereof,  nor shall  any stockholder be entitled as a matter of  right  to purchase  or subscribe for or receive any bonds,  debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock  or to  which  shall  be attached or appertain  any  warrant  to warrants  or  other  instrument or  instruments  that  shall confer upon the holder or owner of such obligation the right to  subscribe for or purchase from the Corporation any share of  its  capital  stock, but all such additional  issues  of stock,  rights,  options, or of bonds, debentures  or  other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer  upon  the  holder  the right  to  subscribe  for  or purchase  any shares of stock may be issued and disposed  of by  the  Board  of Directors to such persons and  upon  such

terms  as  in  their  absolute  discretion  they  may   deem

advisable,  subject  only  to such  limitations  as  may  be imposed  in  this  Certificate of Incorporation  or  in  any amendment thereto.

     SIXTH:  An annual meeting of stockholders shall be held

for  the  election of Directors and the transaction of  such other  business  as may properly come before  said  meeting.

Special  meetings  of the stockholders  of  the  Corporation shall be held whenever called in the manner required by  the laws  of  the State of Delaware or for purposes as to  which there  are  special  statutory  provisions,  and  for  other purposes  whenever  called by resolution  of  the  Board  of

Directors,  or by the Chairman of the Board, the  President,

or  the  holders of a majority of the issued and outstanding shares  of  the common stock of the Corporation.  Except  as otherwise  provided  herein,  any  such  annual  or  special meeting  of stockholders shall be held on a date  and  at  a time  and  place as may be designated by or  in  the  manner provided in the Bylaws.

     SEVENTH:    The  name  and  mailing  address   of   the

Incorporator  is Christopher T. Screen, 639  Loyola  Avenue,

New Orleans, Louisiana  70113.

     EIGHTH:  The number of Directors which shall constitute

the whole Board shall be not less than one (1) nor more than ten (10).  Within such limits, the number of Directors shall be  fixed  and may be altered from time to time, as provided in  the Bylaws.  Election of Directors need not be by ballot

unless  the  Bylaws  so  provide.   Directors  need  not  be

stockholders.   Directors shall be  elected  at  the  annual

meeting  of the stockholders of the Corporation,  except  as herein  provided, to serve until the next annual meeting  of stockholders and until their respective successors are  duly

elected.   Vacancies  occurring among the  Directors  (other

than  in the case of removal of a Director) shall be  filled by  a majority vote of the Directors then in office with the consent  of  the  holders of a majority of  the  issued  and outstanding common stock of the Corporation, or by the  sole remaining  Director with the consent of  the  holders  of  a majority of the issued and outstanding common stock  of  the

Corporation, or by resolution duly adopted by the holders of a majority of the issued and outstanding common stock of the

Corporation, at a special meeting held for such purpose,  or by  action  taken in lieu of such meeting, or  at  the  next

annual  meeting of stockholders following any  vacancy.   At

any  meeting of stockholders of the Corporation  called  for the  purpose,  the holders of a majority of the  issued  and outstanding  shares of the common stock of  the  Corporation may remove from office, with or without cause, any or all of the  Directors and the successor of any Director so  removed shall  be elected by the holders of a majority of the issued and  outstanding  common stock of the  Corporation  at  such meeting or at a later meeting.

     NINTH:  All corporate powers shall be exercised by  the

Board  of  Directors of the Corporation except as  otherwise provided  by law or by this Certificate of Incorporation  or by  any  Bylaws from time to time passed by the stockholders

(provided,   however,  that  no  Bylaw  so   created   shall

invalidate any prior act of the Directors which was valid in the  absence  of  such Bylaw).  In furtherance  and  not  in limitation  of  the powers conferred by law,  the  Board  of

Directors is expressly authorized (a) to make, alter, amend,

and  repeal  the Bylaws of the Corporation, subject  to  the power  of  the stockholders, to alter, amend or repeal  such

Bylaws,  (b) to authorize and cause to be executed mortgages and  liens  upon  all  or any part of the  property  of  the

Corporation: (c) to determine the use and disposition of any surplus  or  net profits; and (d) to fix the times  for  the declaration and payment of dividends.

     TENTH:   Directors,  as  such, shall  not  receive  any

stated salary for their services, but, by resolution of  the

Board  of Directors, a fixed sum and expenses of attendance,

if  any,  may  be  allowed for attendance at  each  regular,

special  or  committee meeting of the Board;  provided  that nothing herein contained shall be construed to preclude  any

Director  from serving the Corporation in any other capacity and receiving compensation therefor.

     ELEVENTH:   When  and as authorized by the  affirmative

vote of the holders of a majority of the common stock of the

Corporation,   issued   and   outstanding,   given   at    a

stockholders' meeting duly called for that purpose, or  when authorized  by  the  written consent of  the  holders  of  a majority  of the common stock of the Corporation issued  and

outstanding,   the  Board  of  Directors   may   cause   the

Corporation  to sell, lease or exchange all or substantially all, of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares

of   stock  in,  and/or  other  securities  of,  any   other

corporation or corporations, as the Board of Directors shall

deem   expedient   and  for  the  best  interests   of   the

Corporation.

     TWELFTH:   The  Board of Directors may  not  cause  the

Corporation to merge or consolidate with or into  any  other

corporation   or   corporations,  unless  such   merger   or

consolidation shall have been authorized by the  affirmative vote of the holders of a majority of the common stock of the

Corporation,   issued   and   outstanding,   given   at    a

stockholders' meeting called for that purpose, or authorized by  the written consent of the holders of a majority of  the common stock of the Corporation issued and outstanding.

     THIRTEENTH:   To  the fullest extent permitted  by  the

laws  of the State of Delaware, or any other applicable  law

presently  or  hereafter  in  effect,  a  Director  of   the

Corporation  shall not be liable to the Corporation  or  its stockholders for monetary damages for or with respect to any

acts  or omissions in the performance of his duties.     Any

repeal  or modifications of the foregoing paragraph  by  the stockholders  of the Corporation shall not adversely  affect any  right  or  protection of a Director of the  Corporation existing at the time of such repeal or modification.

     FOURTEENTH:   If  after the date of  adoption  of  this

Certificate   of   Incorporation  any  provision   of   this

Certificate  of Incorporation is invalidated on any  grounds by  any  court  of competent jurisdiction,  then  only  such provision shall be deemed inoperative and null and void  and the remainder of this Certificate of Incorporation shall not be affected thereby.

     FIFTEENTH:   The  Corporation  reserves  the  right  to

amend,  alter, change or repeal any provision  contained  in this  Certificate  of Incorporation in  the  manner  now  or hereafter  prescribed  by law, and  all  rights  and  powers conferred herein on stockholders, Directors and officers are subject to this reserved power.

     IN  WITNESS WHEREOF, I have hereunto set my hand this 15th day of June, 2000.



                                   Incorporator:



                                   ___________________________
                                   Christopher T. Screen
                                   639 Loyola Avenue
                                   New Orleans, Louisiana 70113